EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

Advanced Photonix, Inc.
Ann Arbor, Michigan

    We hereby consent to the incorporation by reference in the prospectus constituting a part of this Registration Statement on Form S-3 of our report dated June 29, 2010, relating to the consolidated financial statements and schedule of Advanced Photonix, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended March 31, 2010.

    We also consent to the reference made to us under the caption “Experts” in the prospectus.

/s/ BDO USA, LLP
BDO USA, LLP (formerly known as BDO
Seidman, LLP)

Troy, Michigan
November 15, 2010